UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2017

NEXTDECADE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, The Woodlands, Texas 77380

(Address of Principal Executive Offices) (Zip Code)

(832) 403-1874

(Registrant’s Telephone Number, Including Area Code)

Harmony Merger Corp., 777 Third Avenue, 37th Floor, New York, New York 10017

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On July 24, 2017, the registrant consummated the previously announced business combination following a special meeting of stockholders where the stockholders of Harmony Merger Corp. (“Harmony”) considered and approved, among other matters, a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 17, 2017, entered into by and among Harmony, Harmony Merger Sub, LLC (“Merger Sub”), NextDecade, LLC (“NextDecade”) and certain members of NextDecade and entities affiliated with such members, and approve the transactions contemplated by the Merger Agreement. In connection with the closing of the transactions, Harmony changed its name to “NextDecade Corporation,” and NextDecade’s common stock will now trade on the NASDAQ under the new ticker symbol “NEXT.”

Harmony and NextDecade issued a joint press release announcing the completion of the transactions, a copy of which is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01, including the text of the press release attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01.	Financial Statement and Exhibits.

(d)       Exhibits.

Exhibit	Description
99.1	Press Release, dated July 24, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2017

NEXTDECADE CORPORATION

By: /s/ Krysta De Lima

Name: Krysta De Lima

Title: General Counsel

Exhibit Index

Exhibit	Description
99.1	Press Release, dated July 24, 2017